UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011

NVIDIA CORPORATION (Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
	2701 San Tomas Expressway, Santa Clara, CA	95050
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 486-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)
On December 8, 2011, Robert Burgess was appointed to the Board of Directors of NVIDIA Corporation.

Pursuant to our 2007 Equity Incentive Plan, in connection with his appointment to the Board of Directors, Mr. Burgess was granted: (a) an initial stock option to purchase 50,000 shares of NVIDIA common stock, vesting in equal quarterly installments over a three-year period commencing December 8, 2011, and (b) an annual stock option to purchase 16,041 shares of NVIDIA common stock, 7,291 shares of which shall vest on February 19, 2012 and 8,750 shares of which shall vest on May 19, 2012. Both stock options will have an exercise price equal to the closing price of NVIDIA common stock as reported on the NASDAQ Global Select Market on January 10, 2012. The 2007 Equity Incentive Plan is filed as Exhibit 10.15 to our Form 10-Q (File No. 0-23985) filed with the Securities and Exchange Commission on December 7, 2010. The form of annual stock option agreement is filed as Exhibit 10.41 to our Form 10-Q (File No. 0-23985) filed with the Securities and Exchange Commission on May 27, 2011. The form of initial stock option grant agreement is filed hereto as Exhibit 10.1.

In addition, we have entered into an indemnity agreement with Mr. Burgess in connection with his services as a member of the Board of Directors. The form of indemnity agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-23985) filed with the Securities and Exchange Commission on March 7, 2006.

Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit No.	Exhibit Description
10.1	2007 Equity Incentive Plan - Non Statutory Stock Option (Initial Grant - Board Service)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: December 14, 2011	By: /s/ Michael J. Byron
Michael J. Byron
Vice President and Principal Accounting Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	2007 Equity Incentive Plan - Non Statutory Stock Option (Initial Grant - Board Service)